EXHIBIT 1.01

ITURAN LOCATION AND CONTROL LTD
Conflict Minerals Report
For the Year ended December 31, 2016

This Conflict Mineral Report ("CMR") of Ituran Location and Control (herein reffered to as "Ituran", "The Company", "we", "us" or "our") for the calendar year 2016 was prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting disclosure, and other requirements on registrants that manufacture, or contract to manufacture, products that contain conflict minerals (in the form of gold tin, tantalum, and tungsten and their derivatives (collectively “3TG Metals”)) which are necessary to the functionality or production of those products.

We have determined that some 3TG Metals are present and were required for manufacture of certain Ituran products which were contracted to be manufactured by us or by our consolidated subsidiary in calendar year 2016. We have conducted a reasonable country of origin inquiry ("RCOI") on the relevant supply chains in a good faith manner designed to determine whether any of the 3TG Metals contained in such products originated in the Democratic Republic of the Congo or an adjoining country (“DRC”) or were from recycled or scrap sources.
Furthermore, we have exercised due diligence according to the OECD Due Diligence Guidance for Responsible Supply Chains (third edition) ("OECD Guidance") on the source and chain of custody of the 3TG Metals in our relevant 2016 supply chain. The OECD Guidance “distinguishes between the roles of and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain. Accordingly, ‘upstream’ means the mineral supply chain from the mine to smelters or refineries ("SOR"), and downstream means the minerals supply chain from smelters/refiners to retailers. References to upstream and downstream throughout this CMR should be read as relying on these definitions. We are a downstream company, which is located several tiers above the SOR and don’t have direct relations with SOR, we followed the Conflict-Free Sourcing Initiative Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure (Version 3.0) ("CFSI steps"), which provides practical interpretation of OECD guidelines for Conflict Minerals SEC disclosure for downstream companies.

Despite our efforts, we did not receive timely, complete and sufficient information from some of our suppliers to determine the country of origin and SOR of the 3TG Metals used in 4 of our products (out of 225 in total). Our due diligence we exercised includes the steps that we are taking to mitigate the risk that the 3TG Metals included in our products benefit armed groups in the DRC and the steps to improve our due diligence efforts.

Pursuant to SEC guidance issued April 29, 2014, the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore we make no conclusion in this regard in this CMR. In addition, we rely on the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule April 7, 2017 ("SEC statement"), and the provided description of our Due Diligence efforts, shall not constitute as a waiver from the SEC statement. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this CMR does not have to be conducted and therefore it was not included in this CMR.

We have prepared this CMR for filing as an exhibit to our Form SD. This CMR includes a description of the measures we have taken to perform RCOI, the measures we have taken to exercise due diligence and a list of the identified SORs.

1.	Overview of our Company

Ituran provides location-based services, consisting predominantly of stolen vehicle recovery and tracking services, as well as wireless communications products used in connection with its location-based services and various other applications. Ituran offers mobile asset location, Stolen Vehicle Recovery, management & control services for vehicles, cargo and personal security. Ituran’s subscriber base has been growing significantly since the Company’s inception to over 1,057,000 subscribers distributed globally. Established in 1995, Ituran has approximately 1,600 employees worldwide, provides its location based services in Israel, Brazil, Argentina and the United States.

We obtain products from two primary sources: (1) self-production by our consolidated subsidiary's (E.R.M. Electronic Systems Limited) manufacturing facilities, and (2) from a third party manufacturer (Telematics Wireless Ltd).

For more information, on our business is available in our Annual Report on Form 20-F for fiscal 2016 please visit Ituran’s website, at: www.ituran.com.

2.	Reasonable Country of Origin Inquiry (RCOI)

We have assessed our suppliers including the suppliers of our consolidated subsidiary (ERM) on the likelihood that the products they supplied to us contain 3TG Metals, and then determined which suppliers to survey. We conducted our survey of the selected suppliers using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Free Smelter Initiative (“CFSI”) Conflict Minerals Reporting Template ("CMRT"). CMRT is a commonly used Template which was developed by CFSI to facilitate disclosure and communication of information regarding SORs who provide 3TG Metals to a company’s supply chain. CMRT includes questions regarding a company’s conflict-free policy and engagement with its direct suppliers, and requests a listing of the SORs used by the company and its suppliers. CMRT also contains questions about the origin of 3TG Metals included in the company’s products, as well as questions regarding supplier due diligence. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of 3TG Metals contained in the components, and finished products supplied to us by those suppliers. In most instances, our direct suppliers are similarly reliant upon information provided by their suppliers.

Although our suppliers have identified the presence of some of the Conflict Minerals and provided information on the smelters based on the completed due diligence provided thus far, some suppliers also have indicated that their due diligence is not complete. We continue to work with these suppliers to get additional information regarding the SORs that provide 3TG Metals to our suppliers.

3.	Our Conflict Minerals Due Diligence Program Design

We have designed our conflict minerals due diligence in accordance with the principles of the OECD Guidance and CFSI steps appropriate for downstream companies in our position in the mineral supply chain. We are a downstream company. We do not procure any conflict minerals, 3TG Metals or 3TG Metals containing products from smelters, refiners or scrap processors. We purchase and rely on specialized products comprised in part of 3TG metals. We procure these products from various suppliers who themselves are downstream actors in the supply chain. Our due diligence design incorporates the same five elements recommended by OECD Guidance: (1) Establish Strong Company Management Systems, (2) Identify and Assess Risks in the Supply Chain, (3) Design and Implement a Strategy to Respond to Identified Risks, (4) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (which we are not required), and (5) Report Annually on Supply Chain Due Diligence. Our due diligence design is also influenced by our Conflict Minerals Compliance Policy and Code of conduct of Ituran's Suppliers and Agents, which articulates our commitment to monitoring our supply chain to assure that we don’t use products with conflict minerals which directly or indirectly supporting civil violence or human rights abuses in DRC.

4.	Our Due Diligence Process following OECD Guidance

4.1.	Established Strong Company Management Systems.

We developed a management system to implement our conflict minerals due diligence which is adjusted to us being a downstream company. We have adopted Conflict Minerals Compliance Policy and a Code of conduct of Ituran's Suppliers and Agents ("Code of Conduct"), which are available on our website www.ituran.com. Our senior management supported the development of our Conflict Minerals Policy and monitored the results of our due diligence efforts. We assembled an internal team, led by our CFO, and includes the technical team from one of Ituran's consolidated companies, an external legal, and quality experts. We have established a system of controls and transparency over the conflict minerals supply-chain, by notifying our suppliers of our Code of Conduct and requesting them to agree to its terms. We have requested from our suppliers which we unidentified to provide us with CMRT disclosures, which allows us to collect and retain information on their SORs and 3TG Metals in their supply chain. We strengthen the engagement with our relevant suppliers, by requesting them to accept the terms of our Code of Conduct on Conflict Minerals, and working with them on improving their due diligence and CMRT reports. Being a downstream company, we don’t have any direct ability to affect upstream companies in our supply chain. Nevertheless, we have established a company grievance mechanism in form of a compliance hotline email: Eli_K@ituran.com, through which any interested party may ask questions or report concerns, including those regarding 3TG Metals.

4.2.	Identified and Assessed Risks in the Supply Chain

We identified the products that we manufactured, or contracted to manufacture, containing necessary 3TG Metals for the 2016 reporting period. This exercise resulted in the compilation of a list of suppliers and contract manufacturers that provided products containing 3TG Metals to us in 2016 (the “3TG Metals Supplier List”). We requested each entity on our 3TG Metals Supplier List to provide us with a CMRT. The CMRT among other requirements, prompts the Supplier to investigate its 3TG Metals supply chain tracing back to the SOR or scrap processor. The cover letter accompanying each CMRT outlines the Rule, explains the purpose and intent of the CMRT, and directed Suppliers to on-line CFSI training materials. These training materials provides our Suppliers with an overview of the due diligence objectives and guidance on filling out the CMRT. Most of our suppliers are well aware of their obligations and of rules governing conflict minerals, and have provided their CMRT in a timely manner. We have reviewed our suppliers CMRT responses for completeness and assessed whether further outreach to individual suppliers was necessary. We compared the names of the disclosed smelters and refiners in the CMRT responses to the list of entities that CFSI has confirmed to be true 3TG metals SORs (“CFSI Standard Smelter Names List”). We then compiled the CMRT data into our database. We generated a list of the SORs that are potentially associated with our 3TG Metals supply chain for 2016 ("List"). We cannot confirm that all SORs on this List processed the necessary 3TG Metals contained in our products. Most of our suppliers identified all SORs in their entire supply chain, rather than tailor their CMRT responses to the smelters and refiners associated with a particular product line sold to us specifically. In addition, we reviewed the completion of the CMRT, and looked for contradictions in the CMRTs and their reasonableness. In the event we find that there is missing or unclear information in the CMRT report, we have contacted the relevant supplier to require to complete the information or to provide reasonable and satisfying explanations, as applicable.

We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of SOR's that have received either “Conflict-Free Smelters & Refineries" or a “Active Smelters & Refiners” designation from the CFSI. We viewed a CFSI Compliant designation as an indicator that the supply chain upstream of the SOR was not engaged in conduct that directly or indirectly financed or benefited armed groups in a Covered Country. We also reviewed available information from CFSI concerning the location and country of origin of the 3TG Metals sourced by SORs verified as CFSI Compliant on our List.

4.3.	Designed and Implemented Strategy to Respond to Identified Risks

Our internal team has reviewed the final List of SOR, and all the received CMRT reports, and reported the findings to our senior management. As the active risk management contemplated by the OECD Guidance is in the responsibility of the SORs themselves, and as we are only a downstream company, may work through our supply chain to understand which SORs are in our supply chain, and to determine if more investigation is required. Most of our suppliers have provided us complete CMRT reports, except a single supplier which is responsible only for 4 out of 225 products and components we use. In addition, few of our suppliers stated within their CMRT that a small amount of their 3TG Metals suppliers SORs are unknown or they haven’t themselves received the complete information on their SORs from their own suppliers. We have implemented a risk management plan to monitor these suppliers, and to work on engaging with these suppliers during the period until our next report, in order to improve their disclosure.

4.4.	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (not required for us)

As we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit does not have to be conducted and therefore it was not included in this CMR. As we are a downstream company, we do not purchase any 3TG Minerals directly from mines and we are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute 3TG Metals necessary to our products and/or production process. The origin of 3TG Metals cannot be determined with any certainty once the ores are smelted and/or refined and converted to bullions, ingots or other smelted or refined derivatives. The SORs are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our RCOI and due diligence efforts, including the identification of SORs, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry organizations (for example, EICC and CFSI) efforts to influence SORs to get audited and certified through CFSI's CFS programs.

4.5.	Report Annually on Supply Chain Due Diligence

We have compiled our results of RCOI and our due diligence and we have filed this report in accordance with the Rule through the use of the Form SD and the attachment of this CMR. Further information is also available by reviewing our Conflict Minerals Policy and Code of Conduct which are available at www.ituran.com.

5.	2016 Conflict Minerals Program Results

The response rate among suppliers surveyed in 2016 was 96%, which constitute an improvement since our last report, which had 93% response rate. Among the supplier responses, we identified 380 SORs as potential sources of 3TG Metals that were reported to be in the supply chain through the end of the 2016 calendar year. Out of them we have identified that 345 SORs fall in one of the abovementioned two designations from CFSI either “Conflict-Free Smelters & Refineries" (266 SORs) or a “Active Smelters & Refiners” (79 SORs). Such results constitute a significant improvement since our 2015 report, in which 260 out of 368 SORs fell into one of the abovementioned CFSI designations.

Based on the information provided by our suppliers through the end of the 2016 calendar year, we believe that the SORs that may have used to process the 3TG Metals in our products, include the SORs listed in Annex A hereto.

6.	Future Activities

We are continuing to refine and expand the list of SORs. We believe that seeking information about SORs in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG Metals in our supply chain.

During 2017, we plan to continue to maintain our RCOI processes with respect to 3TG Metals. During 2017 we expect to: (1) continue to engage with our unresponsive suppliers (2) further develop the engagement and collaboration with our suppliers with aim of continued improvement of our supplier response rate, reliability and quality;

7.	Forward Looking Statements

Certain of the matters discussed in this CMR, including in particular our due diligence processes, include "forward-looking statements" within the meaning of the Securities Act of 1933, as amended.  These forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements contained in this CMR that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on our website and other materials referenced in this CMR are not incorporated by reference in this CMR.

Annex A
Smelter Name	Smelter Country	Tantalum	Tin	Gold	Tungsten	CFSI Compliant / Active / None
A.L.M.T. Tungsten Corp.	Japan				*	Compliant
Abington Reldan Metals, Llc	Usa			*		Compliant
Acl Metais Eireli	Brazil				*	Compliant
Advanced Chemical Company	Usa			*		Compliant
Advanced Metallurgical Group N.V.	Usa	*				None
Aida Chemical Industries Co., Ltd.	Japan			*		Compliant
Al Etihad Gold Refinery Dmcc	United Arab Emirates			*		Compliant
Allgemeine Gold-Und Silberscheideanstalt A.G.	Germany			*		Compliant
Almalyk Mining And Metallurgical Complex (Ammc)	Uzbekistan			*		Compliant
Alpha	Usa		*			Active
An Thai Minerals Co., Ltd.	Viet Nam		*			Compliant
An Vinh Joint Stock Mineral Processing Company	Viet Nam		*			Compliant
Anglogold Ashanti Córrego Do Sítio Mineração	Brazil			*		Compliant
Argor-Heraeus S.A.	Switzerland			*		Compliant
Argor-Heraeus Sa	Switzerland			*		Compliant
Asahi Pretec Corp.	Japan			*		Compliant
Asahi Refining Canada Ltd.	Canada			*		Compliant
Asahi Refining Usa Inc.	Usa			*		Compliant
Asaka Riken Co., Ltd.	Japan			*		Compliant
Asia Tungsten Products Vietnam Ltd.	Viet Nam				*	Compliant
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey			*		Compliant

Ati Metalworking Products	Usa				*	None
Au Traders And Refiners	South Africa			*		Compliant
Aura-Ii	Usa			*		Compliant
Aurubis Ag	Germany			*		Compliant
Bangalore Refinery	India			*		Active
Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	Philippines			*		Compliant
Bauer Walser Ag	Germany			*		None
Boliden Ab	Sweden			*		Compliant
C. Hafner Gmbh + Co. Kg	Germany			*		Compliant
Caridad	Mexico			*		Compliant
Ccr Refinery - Glencore Canada Corporation	Canada			*		Compliant
Cendres + Métaux S.A.	Switzerland			*		Compliant
Changsha South Tantalum Niobium Co., Ltd.	China	*				Compliant
Chenzhou Diamond Tungsten Products Co., Ltd.	China				*	Compliant
Chenzhou Yunxiang Mining And Metallurgy Co., Ltd.	China		*			Active
Chimet S.P.A.	Italy			*		Compliant
China Tin Group Co., Ltd.	China		*			Active
Chongyi Zhangyuan Tungsten Co Ltd	China				*	Compliant
Chongyi Zhangyuan Tungsten Co., Ltd.	China				*	Compliant
Chugai Mining	Japan			*		Compliant
Cintas Metalicas S.A	Spain		*			None
Cnmc (Guangxi) Pgma Co., Ltd.	China		*			Compliant
Conghua Tantalum And Niobium Smeltry	China	*				Compliant
Cooperativa Metalurgica De Rondônia Ltda.	Brazil		*			Active
Cv Ayi Jaya	Indonesia		*			Active
Cv Dua Sekawan	Indonesia		*			Active

Cv Gita Pesona	Indonesia		*			Active
Cv Serumpun Sebalai	Indonesia		*			Active
Cv Tiga Sekawan	Indonesia		*			Active
Cv United Smelting	Indonesia		*			Active
Cv Venus Inti Perkasa	Indonesia		*			Active
D Block Metals, Llc	Usa	*				Compliant
Daejin Indus Co., Ltd.	Korea (Republic Of)			*		Compliant
Daye Non-Ferrous Metals Mining Ltd.	China			*		Compliant
Dayu Jincheng Tungsten Industry Co., Ltd.	China				*	Compliant
Dayu Weiliang Tungsten Co., Ltd.	China				*	Compliant
Doduco Gmbh	Germany			*		Compliant
Dowa	Japan			*		Compliant
Dowa	Japan		*			Active
Dsc (Do Sung Corporation)	Korea (Republic Of)			*		Compliant
Duoluoshan	China	*				Compliant
E.S.R. Electronics	Usa	*				Compliant
Eco-System Recycling Co., Ltd.	Japan			*		Compliant
Electro-Mechanical Facility Of The Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam		*			Compliant
Elemetal Refining, Llc	Usa			*		Compliant
Elmet S.L.U.	Spain		*			Active
Em Vinto	Bolivia		*			Active
Emirates Gold	United Arab Emirates			*		None
Emirates Gold Dmcc	United Arab Emirates			*		Compliant
Empresa Metalãºrgica Vinto	Bolivia		*			None
Estanho De Rondônia S.A.	Brazil		*			Compliant

Exotech Inc.	Usa	*				Compliant
F&X Electro-Materials Limited.	China	*				Compliant
F&X Electro-Materials Ltd.	China	*				Compliant
Faggi Enrico S.P.A.	Italy			*		None
Feinhütte Halsbrücke Gmbh	Germany		*			Compliant
Fenix Metals	Poland		*			Active
Fidelity Printers And Refiners Ltd.	Zimbabwe			*		Compliant
Fir Metals & Resource Ltd.	China	*				Compliant
Fujian Jinxin Tungsten Co., Ltd.	China				*	Compliant
Gansu Seemine Material Hi-Tech Co., Ltd.	China			*		Compliant
Ganxian Shirui New Material Co., Ltd.	China				*	Compliant
Ganzhou Haichuang Tungsten Industry Co., Ltd.	China				*	None
Ganzhou Huaxing Tungsten Products Co., Ltd.	China				*	Compliant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China				*	Compliant
Ganzhou Non-Ferrous Metals Smelting Co., Ltd.	China				*	Compliant
Ganzhou Seadragon W & Mo Co., Ltd.	China				*	Compliant
Ganzhou Yatai Tungsten Co., Ltd.	China				*	Compliant
Geib Refining Corporation	Usa			*		Compliant
Gejiu Fengming Metallurgy Chemical Plant	China		*			Active
Gejiu Jinye Mineral Company	China		*			Active
Gejiu Kai Meng Industry And Trade Llc	China		*			Compliant
Gejiu Non-Ferrous Metal Processing Co. Ltd.	China		*			Active

Gejiu Non-Ferrous Metal Processing Co., Ltd.	China		*			Active
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China		*			Compliant
Gejiu Zili Mining And Metallurgy Co., Ltd.	China		*			Compliant
Global Advanced Metals Aizu	Japan	*				Compliant
Global Advanced Metals Boyertown	Usa	*				Compliant
Global Tungsten & Powders Corp.	Usa				*	Compliant
Great Wall Precious Metals Co., Ltd. Of Cbpm	China			*		Compliant
Guangdong Jinding Gold Limited	China			*		Compliant
Guangdong Xianglu Tungsten Co., Ltd.	China				*	Compliant
Guangdong Zhiyuan New Material Co., Ltd.	China	*				Compliant
Guanyang Guida Nonferrous Metal Smelting Plant	China		*			Active
Guizhou Zhenhua Xinyun Technology Ltd., Kaili Branch	China	*				Compliant
Gujarat Gold Centre	India			*		Compliant
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China			*		Compliant
H.C. Starck Co., Ltd.	Thailand	*				Compliant
H.C. Starck Gmbh	Germany				*	Compliant
H.C. Starck Gmbh Goslar	Germany	*				Compliant
H.C. Starck Gmbh Laufenburg	Germany	*				Compliant
H.C. Starck Hermsdorf Gmbh	Germany	*				Compliant
H.C. Starck Inc.	Usa	*				Compliant
H.C. Starck Ltd.	Japan	*				Compliant
H.C. Starck Smelting Gmbh & Co. Kg	Germany	*				Compliant
H.C. Starck Smelting Gmbh & Co.Kg	Germany				*	Compliant

Hangzhou Fuchunjiang Smelting Co., Ltd.	China			*		Compliant
Hayes Metals	New Zealand		*			None
Heimerle + Meule Gmbh	Germany			*		Compliant
Henan Yuguang Gold And Lead Co., Ltd	China			*		None
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	*				Compliant
Heraeus Ltd. Hong Kong	China			*		Compliant
Heraeus Precious Metals Gmbh & Co. Kg	Germany			*		Compliant
Hi-Temp Specialty Metals, Inc.	Usa	*				Compliant
Hongqiao Metals (Kunshan) Co., Ltd.	China		*			None
Huichang Hill Tin Industry Co., Ltd.	China		*			Active
Huichang Jinshunda Tin Co., Ltd.	China		*			Compliant
Hunan Chenzhou Mining Co., Ltd.	China			*		Compliant
Hunan Chenzhou Mining Co., Ltd.	China				*	Compliant
Hunan Chuangda Metallurgy Group Co. Ltd.	China				*	None
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China				*	Compliant
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China				*	Compliant
Hunan Chunchang Nonferrous Metals Co., Ltd.	China				*	Compliant
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China				*	Compliant
Hunan Chun-Chang Non-Ferrous Smelting & Concentrating Co., Ltd.	China				*	None

Hwaseong Cj Co., Ltd.	Korea (Republic Of)			*		Compliant
Hydrometallurg, Jsc	Russian Federation				*	Compliant
Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	China			*		Compliant
Ishifuku Metal Industry Co., Ltd.	Japan			*		Compliant
Istanbul Gold Refinery	Turkey			*		Compliant
Japan Mint	Japan			*		Compliant
Japan New Metals Co., Ltd.	Japan				*	Compliant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China				*	Compliant
Jiangxi Copper Co., Ltd.	China			*		Compliant
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China				*	Compliant
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	*				Compliant
Jiangxi Gan Bei Tungsten Co., Ltd.	China				*	Compliant
Jiangxi Ketai Advanced Material Co., Ltd.	China		*			Active
Jiangxi Minmetals Gao'an Non-Ferrous Metals Co., Ltd.	China				*	Compliant
Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	China				*	Compliant
Jiangxi Tungsten Co.,Ltd	China				*	None
Jiangxi Tuohong New Raw Material	China	*				Compliant
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China				*	Compliant
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China				*	Compliant
Jiangxi Yaosheng Tungsten Co., Ltd.	China				*	Compliant
Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China	*				Compliant
Jiujiang Tanbre Co., Ltd.	China	*				Compliant

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	*			Compliant
Jsc Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation		*		Compliant
Jsc Uralelectromed	Russian Federation		*		Compliant
Jx Nippon Mining & Metals Co., Ltd.	Japan		*		Compliant
K.A.Rasmussen As	Norway		*		None
Kaloti Precious Metals	United Arab Emirates		*		Compliant
Kazakhmys Smelting Llc	Kazakhstan		*		Compliant
Kazzinc	Kazakhstan		*		Compliant
Kemet Blue Metals	Mexico	*			Compliant
Kemet Blue Powder	Usa	*			Compliant
Kennametal Fallon	Usa			*	Compliant
Kennametal Huntsville	Usa			*	Compliant
Kennecott Utah Copper Llc	Usa		*		Compliant
Kghm Polska Miedź Spółka Akcyjna	Poland		*		Active
King-Tan Tantalum Industry Ltd.	China	*			Compliant
Kojima Chemicals Co., Ltd	Japan		*		Compliant
Kojima Chemicals Co., Ltd.	Japan		*		Compliant
Korea Metal Co., Ltd.	Korea (Republic Of)		*		None
Korea Zinc Co., Ltd.	Korea (Republic Of)		*		Compliant
Kyrgyzaltyn Jsc	Kyrgyzstan		*		Compliant
L'azurde Company For Jewelry	Saudi Arabia		*		Compliant

Lingbao Gold Co., Ltd.	China			*		Compliant
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China			*		Compliant
Linwu Xianggui Ore Smelting Co., Ltd.	China		*			None
Lsm Brasil S.A.	Brazil	*				Compliant
Ls-Nikko Copper Inc.	Korea, Republic Of			*		Compliant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China			*		Compliant
Magnu's Minerais Metais E Ligas Ltda.	Brazil		*			Active
Malaysia Smelting Corporation (Msc)	Malaysia		*			Active
Malipo Haiyu Tungsten Co., Ltd.	China				*	Compliant
Materion	Usa			*		Compliant
Matsuda Sangyo Co., Ltd.	Japan			*		Compliant
Melt Metais E Ligas S.A.	Brazil		*			Active
Metahub Industries Sdn. Bhd.	Malaysia		*			Compliant
Metallic Resources, Inc.	Usa		*			Active
Metallo Chimique	Belgium		*			Active
Metallo-Chimique N.V.	Belgium		*			Active
Metallurgical Products India Pvt., Ltd.	India	*				Compliant
Metalor Technologies (Hong Kong) Ltd.	China			*		Compliant
Metalor Technologies (Singapore) Pte., Ltd.	Singapore			*		Compliant
Metalor Technologies (Suzhou) Ltd.	China			*		Compliant
Metalor Technologies S.A.	Switzerland			*		Compliant
Metalor Usa Refining Corporation	Usa			*		Compliant
Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico			*		Compliant
Mineração Taboca S.A.	Brazil		*			Active
Mineração Taboca S.A.	Brazil	*				Compliant
Minsur	Peru		*			Active

Mitsubishi Materials Corporation	Japan			*		Compliant
Mitsubishi Materials Corporation	Japan		*			Active
Mitsui Mining & Smelting	Japan	*				Compliant
Mitsui Mining And Smelting Co., Ltd.	Japan			*		Compliant
Mitsui Mining And Smelting Co., Ltd.	Japan	*				Compliant
Mmtc-Pamp India Pvt., Ltd.	India			*		Compliant
Modeltech Sdn Bhd	Malaysia			*		Active
Modeltech Sdn Bhd	Malaysia		*			Compliant
Moliren Ltd	Russian Federation				*	Compliant
Molycorp Silmet A.S.	Estonia	*				Compliant
Morris And Watson	New Zealand			*		Compliant
Moscow Special Alloys Processing Plant	Russian Federation			*		Compliant
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey			*		Compliant
Nankang Jingfeng Mining Ltd	China				*	None
Nankang Nanshan Tin Manufactory Co., Ltd.	China		*			Compliant
Navoi Mining And Metallurgical Combinat	Uzbekistan			*		Active
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam		*			Compliant
Niagara Refining Llc	Usa				*	Compliant
Nihon Material Co. Ltd	Japan			*		Compliant
Nihon Material Co., Ltd.	Japan			*		Compliant
Ningxia Non-Ferrous Metal Smeltery	China	*				None
Ningxia Orient Tantalum Industry Co., Ltd.	China	*				Compliant
Novosibirsk Processing Plant Ltd.	Russian Federation		*			None
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing Llc	Viet Nam				*	Compliant

O.M. Manufacturing (Thailand) Co., Ltd.	Thailand		*			Active
O.M. Manufacturing Philippines, Inc.	Philippines		*			Active
Ögussa Österreichische Gold- Und Silber-Scheideanstalt Gmbh	Austria			*		Compliant
Ohura Precious Metal Industry Co., Ltd.	Japan			*		Compliant
Ojsc "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (Ojsc Krastsvetmet)	Russian Federation			*		Compliant
Ojsc Kolyma Refinery	Russian Federation			*		None
Ojsc Novosibirsk Refinery	Russian Federation			*		Compliant
Omsa	Bolivia		*			Active
Operaciones Metalurgical S.A.	Bolivia		*			Active
Pamp S.A.	Switzerland			*		Compliant
Penglai Penggang Gold Industry Co., Ltd.	China			*		Compliant
Philippine Chuangxin Industrial Co., Inc.	Philippines				*	Compliant
Phoenix Metal Ltd.	Rwanda		*			Compliant
Plansee	Austria	*				Compliant
Plansee Se Liezen	Austria	*				Compliant
Plansee Se Reutte	Austria	*				Compliant
Pobedit, Jsc	Russian Federation				*	Compliant
Power Resources Ltd.	Macedonia (The Former Yugoslav Republic Of)	*				Compliant
Prioksky Plant Of Non-Ferrous Metals	Russian Federation			*		Compliant
Pt Alam Lestari Kencana	Indonesia		*			Compliant
Pt Aneka Tambang (Persero) Tbk	Indonesia			*		Compliant
Pt Aries Kencana Sejahtera	Indonesia		*			Active

Pt Aries Kencana Sejahtera	Indonesia	*	Active
Pt Artha Cipta Langgeng	Indonesia	*	Active
Pt Atd Makmur Mandiri Jaya	Indonesia	*	Active
Pt Babel Inti Perkasa	Indonesia	*	Active
Pt Bangka Kudai Tin	Indonesia	*	None
Pt Bangka Prima Tin	Indonesia	*	Active
Pt Bangka Putra Karya	Indonesia	*	None
Pt Bangka Timah Utama Sejahtera	Indonesia	*	None
Pt Bangka Tin Industry	Indonesia	*	Active
Pt Belitung Industri Sejahtera	Indonesia	*	Active
Pt Billitin Makmur Lestari	Indonesia	*	None
Pt Bukit Timah	Indonesia	*	Active
Pt Cipta Persada Mulia	Indonesia	*	Compliant
Pt Ds Jaya Abadi	Indonesia	*	Active
Pt Eunindo Usaha Mandiri	Indonesia	*	Active
Pt Fang Di Multindo	Indonesia	*	Compliant
Pt Inti Stania Prima	Indonesia	*	Active
Pt Justindo	Indonesia	*	Compliant
Pt Karimun Mining	Indonesia	*	Active
Pt Kijang Jaya Mandiri	Indonesia	*	Active
Pt Mitra Stania Prima	Indonesia	*	Active
Pt O.M. Indonesia	Indonesia	*	Active
Pt Panca Mega Persada	Indonesia	*	Active
Pt Pelat Timah Nusantara Tbk	Indonesia	*	Compliant
Pt Prima Timah Utama	Indonesia	*	Active
Pt Refined Bangka Tin	Indonesia	*	Active
Pt Sariwiguna Binasentosa	Indonesia	*	Active
Pt Seirama Tin Investment	Indonesia	*	Compliant
Pt Stanindo Inti Perkasa	Indonesia	*	Active
Pt Sukses Inti Makmur	Indonesia	*	Active
Pt Sumber Jaya Indah	Indonesia	*	Active
Pt Tambang Timah	Indonesia	*	Active

Pt Timah	Indonesia		*			Active
Pt Timah (Persero) Tbk Kundur	Indonesia		*			Active
Pt Timah (Persero) Tbk Mentok	Indonesia		*			Active
Pt Tinindo Inter Nusa	Indonesia		*			Active
Pt Tirus Putra Mandiri	Indonesia		*			Compliant
Pt Tommy Utama	Indonesia		*			Active
Pt Wahana Perkit Jaya	Indonesia		*			Compliant
Px Précinox S.A.	Switzerland			*		Compliant
Quantumclean	Usa	*				Compliant
Rand Refinery (Pty) Ltd.	South Africa			*		Compliant
Remondis Argentia B.V.	Netherlands			*		Compliant
Renhua Taiheyuan Ltd	China				*	None
Republic Metals Corporation	Usa			*		Compliant
Resind Indústria E Comércio Ltda.	Brazil	*				Compliant
Resind Indústria E Comércio Ltda.	Brazil		*			Active
Rfh Tantalum Smeltry Co., Ltd.	China	*				Compliant
Royal Canadian Mint	Canada			*		Compliant
Rui Da Hung	Taiwan		*			Active
Saamp	France			*		Compliant
Sabin Metal Corp.	Usa			*		Compliant
Safina A.S.	Czech Republic			*		Active
Sai Refinery	India			*		Compliant
Samduck Precious Metals	Korea (Republic Of)			*		Compliant
Samwon Metals Corp.	Korea (Republic Of)			*		Compliant
Sanher Tungsten Vietnam Co., Ltd.	Viet Nam				*	Compliant
Saxonia Edelmetalle Gmbh	Germany			*		Compliant

Schone Edelmetaal B.V.	Netherlands			*		Compliant
Sempsa Joyería Platería S.A.	Spain			*		Compliant
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China			*		Compliant
Shandong Yanggu Xiangguang Co. Ltd.	China			*		None
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China			*		Compliant
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China			*		Compliant
Shaoxing Tianlong Tin Materials Co., Ltd	China		*			None
Sichuan Tianze Precious Metals Co., Ltd.	China			*		Compliant
Singway Technology Co., Ltd.	Taiwan, Province Of China			*		Compliant
So Accurate Group, Inc.	Usa			*		Compliant
Soe Shyolkovsky Factory Of Secondary Precious Metals	Russian Federation			*		Compliant
Soft Metais Ltda.	Brazil		*			Active
Solar Applied Materials Technology Corp.	Taiwan			*		Compliant
Solikamsk Magnesium Works Oao	Russian Federation	*				Compliant
South-East Nonferrous Metal Company Limited Of Hengyang City	China				*	Compliant
Sumitomo Metal Mining Co., Ltd.	Japan			*		Compliant
Super Ligas	Brazil		*			None
T.C.A S.P.A	Italy			*		Compliant
Taki Chemical Co., Ltd.	Japan	*				Compliant
Taki Chemicals	Japan	*				Compliant
Tanaka Kikinzoku Kogyo K.K.	Japan			*		Compliant
Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam				*	Compliant

Telex Metals	Usa	*				Compliant
Thaisarco	Thailand		*			Active
The Refinery Of Shandong Gold Mining Co., Ltd.	China			*		Compliant
Tokuriki Honten Co., Ltd	Japan			*		Compliant
Tokuriki Honten Co., Ltd.	Japan			*		Compliant
Tongling Nonferrous Metals Group Co., Ltd.	China			*		Compliant
Tony Goetz Nv	Belgium			*		Active
Too Tau-Ken-Altyn	Kazakhstan			*		Compliant
Torecom	Korea (Republic Of)			*		Compliant
Tranzact, Inc.	Usa	*				Compliant
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam		*			Compliant
Ulba Metallurgical Plant Jsc	Kazakhstan	*				Compliant
Umicore Brasil Ltda.	Brazil			*		Compliant
Umicore Precious Metals Thailand	Thailand			*		Compliant
Umicore S.A. Business Unit Precious Metals Refining	Belgium			*		Compliant
Unecha Refractory Metals Plant	Russian Federation				*	Compliant
United Precious Metal Refining, Inc.	Usa			*		Compliant
Universal Precious Metals Refining Zambia	Zambia			*		Compliant
Valcambi S.A.	Switzerland			*		Compliant
Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam				*	Compliant
Vqb Mineral And Trading Group Jsc	Viet Nam		*			Active
Western Australian Mint Trading As The Perth Mint	Australia			*		Compliant
White Solder Metalurgia E Mineração Ltda.	Brazil		*			Active

Wieland Edelmetalle Gmbh	Germany			*		Compliant
Wolfram Bergbau Und Hütten Ag	Austria				*	Compliant
Woltech Korea Co., Ltd.	Korea (Republic Of)				*	Compliant
Xiamen Tungsten (H.C.) Co., Ltd.	China				*	Compliant
Xiamen Tungsten Co., Ltd	China				*	Compliant
Xiamen Tungsten Co., Ltd.	China				*	Compliant
Xianghualing Tin Industry Co., Ltd.	China		*			None
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China				*	Compliant
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China				*	Compliant
Xinmao Xiye (Tin Company)	China		*			None
Xinxing Haorong Electronic Material Co., Ltd.	China	*				Compliant
Yamamoto Precious Metal Co., Ltd.	Japan			*		Compliant
Yichun Jin Yang Rare Metal Co., Ltd.	China	*				Compliant
Yokohama Metal Co., Ltd.	Japan			*		Compliant
Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China		*			Active
Yunnan Copper Industry Co., Ltd.	China			*		Compliant
Yunnan Geiju Zili Metallurgy Co. Ltd.	China		*			None
Yunnan Gejiu Jinye Minerals	China		*			None
Yunnan Tin Company Limited	China		*			Active
Yunnan Tin Group (Holding) Company Limited	China		*			Active
Zhongkuang Gold Industry Co., Ltd	China			*		None

Zhongshan Jinye Smelting Co., Ltd	China		*		None
Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China			*	Compliant
Zhuzhou Cemented Carbide	China	*			Compliant
Zhuzhou Cemented Carbide Group Co., Ltd.	China	*			Compliant
Zijin Mining Group Co., Ltd. Gold Refinery	China			*	Compliant